EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-110191) pertaining to the 2002 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and subsidiaries, Registration Statement (Form S-8 No. 333-46720) pertaining to the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and Registration Statements (Form S-3 No. 333-45663, Form S-3 No. 33-94040 and Form S-3 No. 333-110173) of
our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Infocrossing, Inc. and subsidiaries, Infocrossing, Inc. and subsidiaries management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Infocrossing, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                   /S/ ERNST & YOUNG LLP

NEW YORK, NEW YORK
March 15, 2004